                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                               Form 8-K/A-1


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported)  February 7, 2000


                     Commission File Number 000-28225



                      WORLDNET RESOURCE GROUP, INC.
                     --------------------------------
         (Exact Name of Registrant as Specified in its Charter)


               Utah                                         91-2063237
     -------------------------------                 ----------------------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                  Identification Number)



                       4052 Del Rey Avenue, Suite 108
                       ------------------------------
                          Marina Del Rey, CA 90292
                         --------------------------
                  (Address of principal executive offices)
                                 (Zip Code)


                               (310) 578-6950
                               --------------
              (Registrant's Executive Office Telephone Number)



ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS
---------------------------------------------

     The Registrant hereby amends its Current Report on Form 8-K dated February 7, 2000, to include audited Consolidated Financial Statements for the year ended December 31, 1999.

ITEM 5.  OTHER INFORMATION
--------------------------
     Description of the Business
     ---------------------------
     General
     -------
     The Company was incorporated in 1981 in the state of Utah under the
name M-K Energy.   The Company changed its name in 1982 to Cache Drilling,
Inc. and again in 1988 to Almur Cosmetics, Inc. The Company originally sold securities to the public pursuant to a registration granted by the Utah Securities Division on May 1, 1981, and the exemption from registration under section 3(a)(11) of the Securities Act of 1933. Subsequent to the Company's initial public offering the Company engaged in several business ventures, none of which proved successful.

     In January 2000, control of the Company was acquired by the current controlling shareholders. Since that time, the Company has undertaken to reorganize its management and business strategy. While the Company will continue to work in the entertainment industry, the Company will also act as an incubator for internet-related companies primarily focused on helping traditional brick-and-mortar businesses take advantage of new media technology. The Company will develop these companies either as majority-owned subsidiaries or through strategic partnering arrangements. The Company may also acquire or partner with existing internet companies whose business model or technology complements the Company's strategy and enhances its products and services.

     The Company has two primary criteria for evaluating companies for acquisition and development. The first is based on demonstrated synergies with the Company's core business and the ability to promote synergistic business relationships among the companies within its portfolio. The second criteria will be the ability of that company or business model to generate revenues within a short period of time, preferably 90 days.

     The Company will also seek to realize gains through the selective sale of minority interests in its subsidiaries to outside investors. In some cases, the Company may also seek to sell all or a majority interest in some subsidiaries. The Company believes that this strategy provides it the ability to increase shareholder value and provide capital to support future growth in the Company's subsidiaries and investments. The Company expects to continue to develop and refine the products and services of its business, with the goal of increasing revenue as new products are commercially introduced, and to continue to pursue the acquisition of or investment in, additional allied companies and technologies.

     The Company currently owns or is negotiating the acquisition of all or a majority interest in several companies including, UltraVu.com, Inc. Eccount, Inc., AnythingSurplus.com, Inc., Sprocket Music, Inc., Century Records, Inc., and Randall Entertainment, Inc. The Company has minority interests in MyMobileCity, Inc., EnterTech Media Group, Inc., Auctionfun.com, Inc., and Hall of Fame Partners, Inc.


     Products and Services
     ---------------------

     The products and services of the Company's subsidiaries as of August 31, 2000, include the following:

     UltraVu.com
     -----------
     The Company is currently finalizing contracts to acquire certain information streaming technology, domain names, business concepts, business plan, industry contacts and know how from its developers. The primary developer of which is Stephen Brown, the Company's President and CEO. Pursuant to the Company's commitment to this acquisition, the Company has set aside 3,000,000 restricted shares of Company common stock. Mr. Brown will receive 2,500,000 of those shares. The remaining shares will go a non-affiliated third party.

     Upon completion of the final contracts, the business of UltraVu will be to exploit this information streaming technology, including the distribution of the UltraVu Player through which streamed information can be viewed.

     MyMobileCity
     ------------

     In August 2000, the Company acquired Stephen Brown's 20% interest in MyMobileCity in exchange for 2,000,000 restricted shares of Company common stock. MyMobileCity provides directory services for web enabled telephones and internet enabled PDA's such as the Palm VII. Via MyMobileCity individuals can obtain tailored information on dining, drinking, shopping and other leisure time activities in relation to the users current location. In essence, MyMobileCity delivers a location and content tailored "yellow pages" to the users fingertips.

     EnterTech Media Group
     ---------------------
     In August 2000, the Company exchanged 10,000,000 restricted shares of its common stock for 2,000,000 restricted shares of EnterTech common stock. The Company is also working to finalize a strategic agreement with EnterTech to collaborate on the production of programing for the internet and visual telephone based technologies, both wired and wireless. The companies are also considering expanding their websites to include areas devoted to original and re-purposed 3D content, as well as specific programming such as children's programming and science fiction. It is anticipated that this programming will be marketed on a business-to-business basis to sites using the UltraVu Player.

     Eccount
     -------
     The Company acquired Eccount in January 2000, when it issued 12,000,000 post-split shares to Stephen Brown to acquire all of the issued and outstanding shares of Eccount. Eccount will be an online incentive bank consisting of electronic dollars earned by members when shopping on the internet for goods or services from member merchants. These eccount dollars in turn can be used by the eccount members as payment for purchases from member merchants within the system. Eccount will be used to enhance and encourage business among member merchants, particularly the Company's subsidiaries. The Company will target a wide range of businesses to be member merchants including supermarkets, telecommunications companies, airlines, credit card companies, music and book sellers, leading online merchants and content providers, and others.
                                     3

     Eccount will also sell on-line direct marketing services to its member merchants and others.

     AnythingSurplus.com
     -------------------
     AnythingSurplus was established to be the premier internet site providing an on-line discount store that specializes in providing retail surplus inventory to consumers, and to a lesser extent to businesses. The surplus inventory will come from a variety of industries including home electronics, furniture, sporting goods, pet supplies, clothing, and more. All merchandise will be sold on consignment. Revenue will be generated by equally splitting excess revenues over merchandise liquidation value with the partnering companies.

     The Company is currently building a web site for AnythingSurplus, which will be accessible at http://www.anythingsurplus.com.

     Auctionfun.com
     --------------
     The Company acquired a five percent interest in Auctionfun in December 1999. Auctionfun is a development stage company established to be a premier source for buying and selling products and/or services in a unique and entertaining auction format on the internet. As the name suggest, the niche of Auctionfun is on the actual transaction. The focus is to provide a fun and enjoyable experience for consumers as they shop and barter on-line.

     In addition to the auction service, Auctionfun will create a site where communities can develop around specific products and business categories. For instance, train collectors can meet people with the same interests, distributors can chat with manufacturers, and corporations can engage distributors and consumers with new promotions. This will be done through providing a community section on the web site. These sections provide a hub to communicate and will contain links to specific products, associations, clubs, and other related sites.

     Given recent changes, the Company believes that the objectives of Auctionfun are inconsistent with the Company's current business model. The Company may seek to sell its interest in Auctionfun if an equitable return on its investment can be realized.

     Sprocket Music
     --------------
     Sprocket Music will be a traditional record label company. Sprocket will find and sign artists to its label and engage in all other activities associated with a record label company. Sprocket will have a traditional off-line retail distribution system. Sprocket, will also have an on-line presence. Music from its artists will be downloadable via mp3 technology.


     The Company is currently finalizing contracts to acquire domain names, business concepts, business plans, technology, industry contacts and know how from the individuals who developed this business model. Included among those individuals is Stephen Brown. The Company has set aside 4,500,000 restricted common shares for this acquisition. Pursuant to the terms of the agreement, Mr. Brown will receive 1,500,000 of those shares. The remaining shares will go to non-affiliated third parties.

                                     4

     Century Records
     ---------------
     Century is involved in various areas of the recorded music industry. Century's principal activities include the acquisition, licensing, production, marketing and distribution of high quality recorded music in a variety of music formats: Compact Disks ("CD's"), video, CD-ROM and to a lesser extent, cassette tapes. Century produces such types of music as gospel, adult contemporary, reggae, top 40, blues, country, rap, rock, instrumental, rock and roll, jazz, pop rock, classical, easy listening, big band, rhythm and blues, various ethnic folk and music recordings.

     Century owns a Master Catalog of about of 4,000 song titles.
Ownership of such master recordings gives the owner all the rights to commercially exploit the master recordings in any formats which are legally permissible. The owner of a master recording pays the artist continuing royalty on revenues generated by the commercial exploitation of the master recordings. The usual industry terms of such royalty arrangements require continuing royalties on net sales. In certain instances, Century's rights to these master recordings are not exclusive.

     Hall of Fame
     ------------
     The Company owns a 20% interest in Hall of Fame. Hall of Fame is a development stage company established to create a national Big Band & Jazz Hall of Fame Museum, produce an annual network television awards show and stage an annual celebrity golf tournament. Hall of Fame currently owns the exclusive license to the Federal Trademark of "The National Big Band & Jazz Hall of Fame Museum", and has a contract with Emmy Award winner Steve Binder to produce/direct the television awards show. Although Hall of Fame will make great efforts to ensure the success of all three activities, the museum is the main focus of the project.

     Hall of Fame believes it will gain most of the exposure for the museum through promotional events. The two main promotional activities that will take place annually are the production of the television awards show and the celebrity golf tournament. In addition, Hall of Fame will develop a website museum. The virtual museum will contain over 1,500 musician biographies, and provide a taste for the actual museum. Also, admission tickets will be available for purchase on-line.

     As with Auctionfun, the Company believes Hall of Fame no longer compliments its business portfolio. The Company may sell its interest in Hall of Fame if an equitable return on its investment can be realized.

     Randall Entertainment
     ---------------------

     The Company has determined that Randall does not fit within its current business model. Therefore, all operations of Randall have been discontinued and Randall's assets have accordingly been written off by the Company.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBIITS
------------------------------------------

     The following financial statements of the company are filed as part of this report;

          Report of AJ. Robbins, PC Certified Public Accountants and
               Consultants;
          Consolidated Balance Sheet as of December 31, 1999; Consolidated Statements of Operations for years ended December
               31, 1999 and 1998;
          Consolidated Statement of Stockholders' equity for the years ended December 31, 1999 and 1998;
          Consolidated statements of cash flows for the year s ended Decemeber 31, 1999 and 1998;
          Notes to Financial Statements.

     There are no financial statement schedules included as part of this report. The financial statements of the Company are set forth immediately following the signature page of this form 8K/A-1.

                                  EXHIBITS
                                  --------

     27        Financial Data Schedule





                                     6

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A-1 to be signed on its behalf by the undersigned hereunto duly authorized.

                              WORLDNET RESOURCE GROUP, INC.



Date: September 6, 2000            By /s/ Stephen Brown
                                      -----------------------
                                      Stephen Brown, President


                                   INDEX
                                   ------

WORLDNET RESOURCE GROUP, INC.
(f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES


Independent Auditors' Report                                           F-2

Consolidated Financial Statements:

     Consolidated Balance Sheet                                        F-3

     Consolidated Statements of Operations                             F-4

     Consolidated Statement of Stockholders' Equity                    F-5

     Consolidated Statements of Cash Flows                             F-6

     Notes to Consolidated Financial Statements                        F-7


                              AJ. Robbins, PC
                Certified Public Accountants and Consultants
                            3033 East 1st Avenue
                                 Suite 201
                           Denver, Colorado 80206


                        INDEPENDENT AUDITORS' REPORT


To the Board of Directors
WorldNet Resource Group, Inc.
(f/k/a/ Multi-Media Industries Corporation) and Subsidiaries
Salt Lake City, Utah


We have audited the accompanying consolidated balance sheet of WorldNet Resource Group, Inc. (f/k/a Multi-Media Industries Corporation) and subsidiaries, as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurances about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WorldNet Resource Group, Inc. (f/k/a Multi-Media Industries Corporation) and subsidiaries, as of December 31, 1999, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred operating losses since inception and has a significant working capital deficit and accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                       /s/ AJ. Robbins, PC
                                              Certified Public Accountants
Denver, Colorado
June 9, 2000


                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1999
                             ==================

                                   ASSETS
                                  -------
CURRENT ASSETS:
  Cash                                                         $    18,872
  Inventory                                                         21,639
  Due from stockholder                                              29,912
                                                               ------------
     Total Current Assets                                           70,423
                                                               ------------

EQUIPMENT, net                                                      17,544

GOODWILL                                                           150,540

INVESTMENTS                                                        979,849

RECORD MASTERS                                                     513,000

REMASTERING COSTS, NET                                             150,567

RECORD LICENSE RIGHTS                                                1,000
                                                               ------------

                                                               $ 1,882,923
                                                               ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY
                   -------------------------------------
CURRENT LIABILITIES:
  Accounts payable and accrued expenses                        $   274,779
  Stockholders advances                                            397,197
  Due to Planet Entertainment Corporation                          180,615
  Due to related parties                                           370,666
                                                               ------------
     Total Current Liabilities                                   1,223,257
                                                               ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value; 50,000,000 shares
   authorized; no share issued and outstanding
  Common stock, $.001 par value; 100,000,000 shares
   authorized; 6,391,711 shares issued and outstanding               6,392
  Additional paid-in capital                                    14,144,008
  Accumulated (deficit)                                        (13,490,734)
                                                               ------------
     Total Stockholders' Equity                                    659,666
                                                               ------------
                                                               $ 1,882,923
                                                               ============

        SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    F-3

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                  =======================================

                                                  Years Ended December 31,
                                                         1999         1998
                                                  ------------ ------------
SALES                                             $         -  $     4,547

COST OF SALES                                               -        1,478
                                                  ------------ ------------
GROSS PROFIT                                                -        3,069
                                                  ------------ ------------
OPERATING EXPENSES:
  Selling, general and administrative                 345,004      174,929
  Depreciation and amortization                        61,156       60,907
  Interest expense                                     36,000        3,900
  Loss on impairment of assets                        812,000            -
                                                  ------------ ------------
     Total Operating Expenses                       1,254,160      239,736
                                                  ------------ ------------
NET (LOSS)                                        $(1,254,160) $  (236,667)
                                                  ============ ============

NET (LOSS) PER COMMON SHARE BASIC AND DILUTED     $      (.37) $      (.13)
                                                  ============ ============
Weighted Average Number of Common Shares
 Outstanding                                        3,395,430    1,833,200
                                                  ============ ============


        SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
              ===============================================

                                                                  Addit-
                                             Common Stock          ional     Accumu-
                                        --------------------     Paid-In       lated
                              Shares    Amount      Capital     (Deficit)      Total
                           ---------- --------- ------------ ------------- ----------
Balances,
 January 1, 1998           1,823,816  $  1,824  $12,558,064 $(11,861,944)  $ 697,944

Issuance of common
 stock for services          221,600       222      106,146            -     106,368

Issuance of common
 stock for debt            1,247,910     1,248      597,749            -     598,997

Net (loss) for the
 year ended
 December 31, 1998                 -         -            -     (236,667)   (236,667)
                           ---------- --------- ------------ ------------- ----------
Balances,
 December 31, 1998         3,293,326     3,294   13,261,959  (12,098,611)  1,166,642

Issuance of common
 stock for debt                2,553         3        3,060            -       3,063

Sale of common stock         154,166       154      293,596            -     293,750

Issuance of common
 stock for acquisition
 of AnythingSurplus.com      833,333       833      165,834            -     166,667

Issuance of common stock
 for investments           1,833,333     1,833      364,834     (137,963)    228,704

Issuance of common stock
 for services                275,000       275       54,725            -      55,000

Net (loss) for the year
 ended December 31, 1999           -         -            -   (1,254,160) (1,254,160)
                           ---------- --------- ------------ ------------ -----------
Balances, December
 31, 1999                  6,391,711   $ 6,392  $14,144,008 $(13,490,734) $  659,666
                           ========== ========= ============ ============ ===========



        SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    F-5

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                   =====================================

                                                        December 31,
                                                  ------------------------
                                                         1999         1998
                                                  ------------ ------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
 Net (loss)                                       $(1,254,160) $  (236,667)
 Adjustments to reconcile net loss to cash
  provided (used) by operations:
   Depreciation and amortization                       61,156       61,157
   Loss on impairment of assets                       812,000            -
   Stock issued for services                           55,000      299,465
  Changes in:
   Inventory                                                -        1,228
   Prepaid expenses                                         -       21,350
   Due from stockholder                               (29,912)           -
   Accounts payable and accrued expenses              176,311      (93,745)
   Due to Planet Entertainment Corporation                  -       (3,069)
   Advances                                                 -          (20)
   Accrued interest                                    (8,523)     (48,010)
   Accrued interest - related party                         -       (2,083)
                                                  ------------ ------------
     Cash Flows Provided (Used) by
     Operating Activities                            (188,128)        (394)
                                                  ------------ ------------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
 Advances to AnythingSurplus.com                      (52,387)           -
 Cash paid for investment                            (328,250)           -
                                                  ------------ ------------
     Cash Flows Provided (Used) by
     Investing Activities                            (380,637)           -
                                                  ------------ ------------
CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
 Sale of common stock                                 293,750            -
 Repayment of note payable                            (84,477)           -
 Advances from stockholders                           378,269            -
                                                  ------------ ------------
     Cash Flows Provided (Used) by
     Financing Activities                             587,542            -
                                                  ------------ ------------

NET CHANGES IN CASH                                    18,777         (394)

CASH, beginning of period                                  95          489
                                                  ------------ ------------
CASH, end of period                               $    18,872  $        95
                                                  ============ ============

See Note 12


        SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    F-6

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 1 -  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES
------------------------------------------------------------------
History, Activity and Management Plan
-------------------------------------
WorldNet Resource Group, Inc. (the Company or WNRG) was incorporated in Utah on April 10, 1981.

The Company, previously reporting as a development stage enterprise, commenced operations during the year ended December 31, 1997, and earned revenues in connection with a production agreement with a related party.

Management plans to market its music library world wide. In order to facilitate these activities, management's plans include entering into license agreements, remastering and digitally recording selections from the Company's music library, and enhancing its operational capabilities. During 1999, the Company revised and expanded its focus and acquired 100 percent of AnythingSurplus.com, 20 percent of Hall of Fame Partners, Inc. and 5 percent of Auctionfun.com. AnythingSurplus.com is an Internet based discount outlet shopping company in the development stage. Hall of Fame Partners, Inc. owns the rights to establish a Jazz and Blues Hall of Fame. Auctionfun.com is an Internet based auction company. Funds required for the above will need to be raised through equity financing, debt financing or from other sources, all of which management is aggressively pursuing from public and private sources. Currently, cash flow deficiencies are funded primarily by stockholder advances.

Principles of Consolidation
---------------------------
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries AnythingSurplus.com, Randall and Century. All significant intercompany accounts and transactions have been eliminated in consolidation.

Equity Investment
-----------------
The Company accounts for its equity investment under the equity method. The Company's share of earnings is included in income as earned. During the year ended December 31, 1999, earnings from the Company's equity investment were immaterial.

Other Investments
-----------------
The Company accounts for other investments at fair value which approximates cost at December 31, 1999.

Reverse Stock Split
-------------------
In January 2000, the Company's Board of Directors approved a one for twelve reverse split of the outstanding common shares of the Company. All per share amounts have been restated to reflect the reverse stock split.

Name Change
-----------
In January 2000, the Company changed its name from Multi-Media Industries Corporation to WorldNet Resource Group, Inc.

                                    F-7

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
------------------------------------------------------------------
Revenue Recognition
-------------------
Sales of compact disks are recognized at the time inventory has been shipped to customers.

Inventory
---------
Inventory consists of compact disks and is stated at the lower of cost (first-in, first-out) or market.

Equipment
---------
Equipment is carried at cost and depreciated on a straight-line basis over the estimated useful lives of five to ten years. Depreciation expense was $932 and $933 for the years ended December 31, 1999 and 1998, respectively.

Record Masters
--------------
Record masters consist of record titles and are stated at the lower of cost or net realizable value.

Amortization of record masters will be computed based on the ratio that current years' revenues will bear to anticipated total gross revenues over the estimated life of the record master (generally 5-10 years). As of December 31, 1999 and 1998, no revenues have been generated from the record masters; therefore, no amortization has been recorded. As discussed in
Note 5, the Company has determined that an adjustment of the carrying value was required in 1999.

Remastering Costs
-----------------
Remastering costs consist of costs associated with the reproduction of record titles including license costs, artwork and liner notes.

Amortization of remastering costs is computed based on a straight-line basis over the life of the music license agreement following the date of initial release (approximately 5 years). Amortization expense was $60,224 and $59,974 for the years ended December 31, 1999 and 1998, respectively and accumulated amortization was $130,477 for the year ended December 31, 1999.

Recording License Rights
------------------------
Recording license rights represent the exclusive unlimited rights to certain recordings. Amortization of recording license rights will be computed based on the ratio that current years' revenues will bear to anticipated total gross revenues over the term of the license agreement.

As of December 31, 1999 and 1998, no revenues have been generated from the recording license rights; therefore, no amortization has been recorded.

Fair Value of Financial Instruments
-----------------------------------
Fair value of financial instruments approximate carrying value due to the short maturity of the instruments. Fair value of notes payable was based upon current borrowing rates available for financings with similar maturities.
                                    F-8

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 1 -  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES (Continued)
------------------------------------------------------------------
Goodwill
--------
The Company amortizes costs in excess of the fair value of net assets of businesses acquired (goodwill) using the straight-line method over the estimated recovery periods. Recoverability is reviewed annually (or sooner), if events or circumstances indicate that the carrying amount may exceed fair value. Recoverability is determined by comparing the undiscounted net cash flows of the assets, to which goodwill applies, to the net book value including goodwill of those assets. The analysis involves significant management judgment to evaluate the capacity of an acquired business to perform within projections. Recoverability for AnythingSurplus.com is estimated to be five years. Amortization expense for the years ended December 31, 1999 and 1998 was $-0- and $-0- respectively.

Use of Estimates in the Preparation of Consolidated Financial Statements
------------------------------------------------------------------------
The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions. The rate of amortization of record masters is, in part, based upon anticipated total gross revenues over the estimated life of the record masters. Although no amortization has been recorded to date, actual gross revenues may differ from the amount ultimately realized over the life of the record master. The difference may be material.

Income Taxes
------------
Deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences.

The Company has a net operating loss carryforward in excess of $5,000,000, expiring in 2017- 2019. Since it is more likely than not that the Company will not utilize the net operating loss in the near term, a valuation allowance equal to the deferred tax asset, which consisted primarily of the net operating loss carryforwards, has been provided. Upon a change in control, the net operating loss carryforward may be limited.


                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 1 -  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES (Continued)
------------------------------------------------------------------
Earnings Per Common Share
-------------------------
Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) was issued in February 1997 (effective for financial statements issued for periods ending after December 15, 1997). This Statement simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board Opinion No. 15, "Earnings Per Share", and makes them more comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. In addition, the Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Diluted EPS is not presented since the computation is anti-dilutive.

Reclassification
----------------
Certain amounts reported in the Company's financial statements for the year ended December 31, 1998 have been reclassified to conform to the current year presentation.

Year 2000 Issues
----------------
Many computer systems and other equipment with embedded chips or microprocessors may not be able to appropriately interpret dates after December 31, 1999 because such systems use only two digits to indicate a year in the date field rather than four digits. If not corrected, many computers and computer applications could fail or create miscalculations, causing disruptions to the Company's operations. In addition, the failure of customer and supplier computer systems could result in interruption of sales and deliveries of key supplies or utilities. Because of the complexity of the issues and the number of parties involved, the Company cannot reasonably predict with certainty the nature or likelihood of such impacts.

While the Company believes that its own internal assessment and planning efforts with respect to its external service providers, suppliers, customers and financial institutions are and will be adequate to address its Year 2000 concerns, there can be no assurance that these efforts will be successful or will not have a material adverse effect on the Companies' operations. Costs in connection with compliance were not significant.

To date, the Company has not experienced any interruptions with respect to the Year 2000 issue, but cannot reasonably predict with certainty that they will not experience any interruptions.


                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 2 -  GOING CONCERN
-----------------------

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets, particularly record masters, and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses since inception, has a working capital deficit and a significant accumulated deficit. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, and/or obtain financing as may be required. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - ACQUISITIONS
---------------------
Acquisition of AnythingSurplus.com
----------------------------------
During December 1999, the Company acquired 100% of the common stock of AnythingSurplus.com, Inc. ("AnythingSurplus"), in exchange for 833,333 shares of the Company's restricted common stock. Two entities, which are controlled by two of the majority stockholders of the Company ("Majority Stockholders") one of whom was the Company's President, owned an aggregate of 40% of the shares of AnythingSurplus. The purchase price amount in excess of the Majority Stockholders' historical cost basis has been reflected as a distribution to the stockholders and reduction of the purchase price. AnythingSurplus was formed on September 30, 1999 and has had minimal operations to date.

The Company had advanced $100,000 to AnythingSurplus as required by the stock purchase agreement. The Company may advance up to an additional $900,000 to AnythingSurplus to be used for operations and salaries.

The purchase price has been allocated as follows:
                    Furniture and fixtures            $   16,288
                    Stockholder receivable                47,612
                    Advances forgiven                   (100,000)
                    Goodwill                             150,540
                    Distributions to stockholders         52,227
                                                      -----------
                    Value of stock issued             $  166,667
                                                      ===========
Acquisition of Hall of Fame Partners, Inc.
------------------------------------------
During December 1999, the Company acquired 20% of the outstanding common stock of Hall of Fame Partners, Inc. (Hall of Fame), in exchange for 833,333 shares of the Company's restricted common stock valued at $.20 per share and $262,000 cash. Two entities, which are controlled by two of the majority stockholders of the Company, one of whom was the Company's President, own an aggregate of 20% of the shares of Hall of Fame. The purchase price amount in excess of the majority stockholders' historical cost basis has been reflected as a distribution to the stockholders and reduction of the purchase price. The investment will be accounted for under the equity method.

                                    F-11

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 3 - ACQUISITIONS (Continued)
---------------------------------
The Company has agreed to repurchase 550,000 shares of its common stock issued to Hall of Fame for $110,000.

Acquisition of Auctionfun.com, Inc.
-----------------------------------
During December 1999, the Company acquired 5% of the outstanding shares of Auctionfun.com, Inc. (Auctionfun) in exchange for 1,000,000 shares of the Company's restricted common stock valued at $.20 per share and approximately $437,000 cash. The investment will be accounted for under the cost method.

Neither Hall of Fame nor Auctionfun have had any significant operations to date.

NOTE 4 - EQUIPMENT
------------------
Equipment consisted of the following:
                                                              December 31,
                                                                  1999
                                                             --------------
Office equipment                                             $      16,288
Processing equipment                                                 4,665
                                                             --------------
                                                                    20,953
Less accumulated depreciation                                       (3,409)
                                                             --------------
                                                             $      17,544
                                                             ==============

NOTE 5 - IMPAIRMENT OF RECORD MASTERS
-------------------------------------
In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting For the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of", the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

During 1999, the Company adjusted the carrying value of the record masters. Based upon current management estimates indicating impairment, the Company adjusted the carrying value of the record masters, resulting in a reduction of the asset and a charge to operations of $812,000.

NOTE 6 - NOTE PAYABLE
---------------------
A note payable to an individual was unsecured and bore interest at 10% per annum. This note was repaid in December 1999. The note holder will receive a royalty of five cents ($.05) per compact disk sold. The Company has recorded an estimate of the royalty payable at December 31, 1999.


                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 7 - NOTES PAYABLE - RELATED PARTY
--------------------------------------
During December 1997, the Company borrowed $362,977 from a stockholder. The loan was unsecured, bore interest at 10%, and was renewable annually. During December 1998, the loan was exchanged for 756,244 fully paid, non-assessable common shares of WNRG, as payment in full.

NOTE 8 - STOCKHOLDERS' EQUITY
-----------------------------
During 1998, outstanding notes payable and accrued expenses totaling $705,365 were exchanged for 1,469,510 common shares of WNRG, as payment in full.

The conversion consisted of the following:

                                                                Additional
                                                Common Stock       Paid-In
                                         # Shares      Amount      Capital
                                       ----------- -----------  -----------
Conversion of debt for common stock       756,244       $ 756    $ 362,241
Conversion of consulting service for
 common stock                             113,267         113       54,255
Conversion of consulting service for
 common stock                             108,333         109       51,891
Conversion of debt for common stock        43,750          44       20,956
Conversion of debt for common stock        45,833          46       21,954
Conversion of debt for common stock        93,750          94       44,906
Conversion of accrued payroll for
 common stock                             100,000         100       47,900
Conversion of accrued payroll for
 common stock                             208,333         208       99,792
                                       ----------- -----------  -----------
Total conversions during 1998           1,469,510     $ 1,470    $ 703,895
                                       =========== ===========  ===========

In April 1999, the Company exchanged accrued expenses of $3,063 for 2,553 shares of common stock.

During March 2000, the Company exchanged debt and accrued liabilities of $459,728 for 306,486 shares of common stock.

NOTE 9 - COMMITMENTS AND CONTINGENCIES
--------------------------------------
Employment Agreement
--------------------
The Company entered into an employment agreement with its Secretary/Treasurer on July 21, 1995 and agreed to pay $40,000 per year as compensation for his services to the Company. If funds were not available, he would be paid when the funds became available and no interest would accrue on the unpaid compensation. During December 1998, accrued salary of $148,000 was exchanged for 308,333 fully paid, non-assessable common shares of WNRG as payment in full.

                                    F-13

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------------------
Effective January 1, 1999, the Company's Board of Directors approved an amendment to the employment agreement with its Secretary/Treasurer to reduce his salary to $36,000 per year. The Board of Directors also authorized an annual salary for its President of $48,000 per year.
Salaries of $63,000 have been accrued for the year ended December 31, 1999. No salaries have been paid during the year ended December 31, 1999, but were converted to common stock in March 2000. The Company's Secretary/Treasurer resigned in March 2000 and its President resigned in June 2000. The President remains a director.

Insurance
---------
The Company does not maintain insurance to cover damages from fire, flood or other casualty losses to its film and music libraries. Costs resulting from uninsured property losses will be charged against income upon occurrence. No amounts for uninsured casualty property losses were charged to operations for the years ended December 31, 1999 and 1998.

Litigation
----------
A lawsuit was filed against the Company on April 13, 1998. The Company stipulated to the fact that the Plaintiff was owed monies by the Company for services performed in 1996. The Company agreed to accept a settlement, however the Company had not paid the settlement amount until March 2000. The estimated settlement amount ($5,198) of this debt has been recorded as of December 31, 1999.

Joint Venture Agreement
-----------------------
During October 1999, the Company entered into a joint venture agreement with Internet Marketing Consortium ("IMC"). The joint venture is 50% owned by the Company and 50% owned by IMC. The joint venture will utilize IMC's multimedia marketing methods to generate customers and to sell products and services and develop and market databases. The Company is required to pay a facilitator, who is to be designated by IMC, a fee of $5,000 per month for six months beginning in October 1999. After the six months have passed, a percentage of the net income after taxes will be paid to the facilitator as determined by the joint venture's Board of Directors.

Office Space
------------
The Company utilized nominal office space in Salt Lake City, Utah and Montvale, New Jersey provided by stockholders of the Company at a minimal charge.

During February 2000, the Company entered into a one year lease for office space in Marina Del Rey, California for $6,023 per month.

NOTE 10 - RELATED PARTY TRANSACTIONS
------------------------------------
In addition to transactions with related parties discussed throughout the notes to consolidated financial statements, the following related party transactions have taken place:

                                    F-14

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 10 - RELATED PARTY TRANSACTIONS (Continued)
------------------------------------------------
Advances from Stockholders
--------------------------
As of December 31, 1998, several of the Company's stockholders were owed $18,528. The advances are unsecured, non-interest bearing and are due on demand.

During 1999, the Company received advances of $357,669 from two stockholders, one of whom was a Company controlled by the Company's former President. The loans are unsecured and non-interest bearing and are due on demand.

Consulting Services
-------------------
During 1998, the Company retained a consulting company whose president is a stockholder of WNRG. Consulting services provided under a verbal agreement were $54,368 in 1998.

Agreements with Planet Entertainment Corporation (Planet):
----------------------------------------------------------
Joint Venture
-------------
On July 22, 1997, the Company entered into a joint venture agreement with Planet, a music production/distribution company, some of whose stockholders are stockholders of the Company. The agreement requires the production of a minimum of 20 new releases per year, contingent upon attaining a specified level of funding. All net revenue from the production, development and distribution of releases under the agreement will be split equally. Under the agreement, a royalty for foreign and domestic distribution is applicable. No revenues have been earned under this agreement.

Production
----------
In September 1996, the Company entered into a production and distribution agreement with Planet under the label Century Records, which calls for Planet to receive compensation of 10% of the cash receipts, net of returns, of the production and distribution of 10 enhanced multi-media compact disks. The Company is required to pay directly or reimburse Planet for all production costs incurred by Planet. Production was completed in November 1997 and sales commenced at that time. Amounts payable as of December 31, 1999 were $180,615. The Company recorded sales of $-0- and $4,547 for the years ended December 31, 1999 and 1998, respectively.

NOTE 11 - SUBSEQUENT EVENTS
---------------------------
Acquisition of Eccount, Inc.
----------------------------
During January 2000, the Company acquired 100% of the outstanding shares of Eccount, Inc. in exchange for 12,000,000 shares of the Company's restricted common stock. Eccount was owned by the Company's Chairman of the Board.
By exchanging 12,000,000 shares of the Company's restricted common stock, there was a change in control of the Company.


                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 11 - SUBSEQUENT EVENTS (Continued)
---------------------------------------
Car Rental Direct.com, Inc.
---------------------------
During February 2000, the Company entered into a letter of intent to purchase all of the outstanding stock of Car Rental Direct.com, Inc. (CRD), an internet based car rental service. The Company was to fund CRD with $5 million and common stock of the Company valued at $3 million. The Company advanced $650,000 to CRD pending the completion of the acquisition. The acquisition was not completed and in May 2000, the Company sold its $600,000 receivable from CRD to an unrelated third party for a $600,000 non-interest bearing promissory note. The Company received payments of $200,000 on May 12, 2000 and May 17, 2000, and the remaining payment of $200,000 is due on June 24, 2000. The payments were made directly to the Company's Chairman of the Board of Directors as repayments of advances he made to the Company.

Engulf and Devour Creative Group, Inc.
--------------------------------------
During March 2000, the Company entered into a letter of intent to purchase all of the outstanding shares of Engulf and Devour Creative Group, Inc., a web site design and development company.

WorldAg.com, Inc.
-----------------
During March 2000, the Company entered into a letter of intent with Hagen Marketing and Communications, Inc. (Hagen) to form a joint venture called WorldAg.com, Inc. (WorldAg), a company which will sell agricultural and related industry products over the internet. During April 2000, the Company entered into a development agreement with Hagen to design and build the WorldAg.com website to be owned 60% by the Company and 40% by Hagen. The Company was to fund WorldAg $200,000 delivered in six equal monthly installments and to pay the rental costs for WorldAg at the Company's corporate headquarters. In addition, the Company was to issue 750,000 shares of its common stock and grant a warrant to purchase an additional 750,000 shares at $1.00 expiring three years from the date of the agreement to the principals of Hagen. Warrants to purchase an additional 400,000 shares of the Company's common stock were to be reserved for use in an employee incentive plan for WorldAg. The Company intends to rescind the agreement.

Investor Relations
------------------
During March 2000, the Company entered into an agreement for investor relations and financial communication services for a period of twelve months. Fees for the services are $5,000 per month, 10,000 shares of restricted common stock and out of pocket expenses.

Series A Convertible Notes and Debentures
-----------------------------------------
On February 3, 2000, the Company sold an 8% Series A Senior Subordinated Convertible Redeemable Debenture due on February 3, 2002 with a face amount of $500,000. The Company paid loan fees of approximately $65,000 in cash. Interest was payable at 8% per annum. The notes were converted into 520,835 shares of common stock in February 2000.

                                    F-16

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 11 - SUBSEQUENT EVENTS (Continued)
---------------------------------------
On March 1, 2000, the Company sold Series A 8% Convertible Notes due on May 1, 2000 with a face amount of $555,000. The Company paid loan fees of approximately $55,000 in cash and issued 550,000 shares of common stock valued at $1,249,000. Interest is payable monthly at 8% per annum. The notes are convertible into shares of common stock based upon the current market price of the Company's common stock on the date of conversion at the option of the note holder. If the note is in default, interest will accrue on the entire amount in default at 10% per annum. The notes were in default as of June 9, 2000, but the Company was attempting to negotiate an extension of terms.

Series B Notes Payable
----------------------
On March 15, 2000, the Company sold Series B 8% Notes due on June 16, 2000 with a face amount of $300,000. The Company paid loan fees of approximately $39,000 in cash and issued 150,000 shares of common stock valued at $365,000. Interest is payable monthly at 8% per annum. If the note is in default, interest will accrue on the entire amount in default at 10% per annum.

Stockholder Advances
--------------------
Subsequent to December 31, 1999, the Company's Chairman and majority stockholder advanced to the Company approximately $434,000 and received payments of approximately $555,000 from the Company or on its behalf from unrelated parties. Advances made to or from the majority stockholder and to or from the Company are non-interest bearing and due on demand.

Sale of Common Stock
--------------------
During January 2000, the Company sold 55,417 shares of common stock for $201,150.

During February 2000, the Company sold 21,000 shares in exchange for a non-interest bearing note receivable of $45,360.

Employment Agreement
--------------------
During May 2000, the Company entered into an employment agreement with its then new President for a term of one year at a salary of $150,000. At the end of each six month period, the Company was to grant warrants to purchase 250,000 shares of common stock at $1.25 per share for a total of 500,000 shares. The Company is negotiating a rescission agreement.

Business Recapitalization And Restatement
-----------------------------------------
On February 7, 2000, the Company was acquired by Navitec Group, Inc.(Navitec) a public corporation.

The stock exchange transaction is treated as an acquisition by the Company of the net tangible book value of the assets of Navitec at the date of acquisition, which was minimal. Operating results of Navitec for all periods prior to the date of its acquisition were immaterial.

The Company issued 69,444 shares of common stock valued at $13,889 and paid $150,000 in consulting fees in conjunction with the acquisition of Navitec.

                                    F-17

                       WORLDNET RESOURCE GROUP, INC.
        (f/k/a/ MULTI-MEDIA INDUSTRIES CORPORATION) AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ==========================================

NOTE 11 - SUBSEQUENT EVENTS (Continued)
---------------------------------------
The unaudited pro forma consolidated financial statements which follow have been prepared assuming that the acquisition of Navitec had occurred as of December 31, 1999 for purposes of the pro forma consolidated balance sheet and for the pro forma consolidated statements of operations.

                    Unaudited Pro Forma Consolidated Balance Sheet
                                  December 31, 1999

                                  WorldNet                                 Pro Forma
                                  Resource       Navitec     Pro Forma  December 31,
                              Group, Inc.,   Group, Inc.    Adjustment          1999
                              ------------- ------------- ------------- -------------
Assets:
 Current Assets               $     70,423  $          -  $          -  $     70,423
 Other Assets                    1,812,500             -       163,889     1,975,389
                              ------------- ------------- ------------- -------------
                              $  1,882,923  $          -  $    163,889  $  2,046,812
                              ============= ============= ============= =============

Liabilities and Stockholders'
Equity (Deficit):
 Current Liabilities          $  1,223,257  $        255  $          -  $  1,223,512
 Stockholders' equity
  (deficit)                        659,666          (255)      163,889       822,300
                              ------------- ------------- ------------- -------------
                              $  1,882,923  $          -  $    163,889  $  2,046,812
                              ============= ============= ============= =============
               Unaudited Pro Forma Consolidated Statement of Operations
                                  December 31, 1999

                                  WorldNet                                 Pro Forma
                                  Resource       Navitec     Pro Forma  December 31,
                              Group, Inc.,   Group, Inc.    Adjustment          1999
                              ------------- ------------- ------------- -------------
Revenues                      $          -  $          -  $          -  $          -
Operating expenses               1,254,160         5,255        16,389     1,275,804
                              ------------- ------------- ------------- -------------
Net (loss)                    $ (1,254,160) $     (5,255) $    (16,389) $ (1,275,804)
                              ============= ============= ============= =============
Net (loss) per common share                                             $       (.38)
                                                                        =============

NOTE 12 - SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
          ACTIVITIES
--------------------------------------------------------------------
On December 31, 1998, outstanding notes payable and accrued expenses totaling $705,365 were exchanged for 1,469,510 fully paid, non-assessable common shares of WNRG as payment in full.

During April 1999, accrued expenses totaling $3,063 were exchanged for 2,553 fully paid, non-assessable common shares of WNRG as payment in full.

                                    F-18